SLM Private Credit Student Loan Trust 2003-A
Quarterly Servicing Report
Report Date: 11/30/2005   Reporting Period: 9/1/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
	i	Portfolio Balance			$847,476,145.72	($11,531,412.39)	$835,944,733.33
	ii	Interest to be Capitalized			26,135,440.19		19,638,188.31

	iii	Total Pool			$873,611,585.91		$855,582,921.64

	iv	Cash Capitalization Account (CI)			58,502,550.00		58,502,550.00

	v	Asset Balance			$932,114,135.91		$914,085,471.64

	i	Weighted Average Coupon (WAC)			6.792%		7.288%
	ii	Weighted Average Remaining Term			164.53		164.63
	iii	Number of Loans			105,733		103,053
	iv	Number of Borrowers			67,498		65,876

	vi	Prime Loans Outstanding			$675,021,685		$666,487,038
	vii	T-bill Loans Outstanding			$198,054,468		$188,288,266
	viii	Fixed Loans Outstanding			$535,434		$807,617

						% of		% of
B	Notes		Cusips	Spread	Balance 09/15/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CAE4	0.110%	$355,204,481.33	38.997%	$337,175,817.06	37.766%
	ii	A-2 Notes	78443CAF1	0.440%	320,000,000.00	35.132%	320,000,000.00	35.842%
	iii	A-3 ARS	78443CAJ3	ARS	76,600,000.00	8.410%	76,600,000.00	8.580%
	iv	A-4 ARS	78443CAK0	ARS	76,600,000.00	8.410%	76,600,000.00	8.580%
	v	B Notes	78443CAG9	0.750%	34,570,000.00	3.795%	34,570,000.00	3.872%
	vi	C Notes	78443CAH7	1.600%	47,866,000.00	5.255%	47,866,000.00	5.361%

	vii	Total Notes			$910,840,481.33	100.000%	$892,811,817.06	100.000%

C					09/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$2,512,950.00		$2,512,950.00
	ii	Reserve Account Balance ($)			$2,512,950.00		$2,512,950.00
	iii	Cash Capitalization Acct Balance ($)			$58,502,550.00		$58,502,550.00

	iv	Initial Asset Balance			$1,063,682,728.92		$1,063,682,728.92
	v	Specified Overcollateralization Amount			$21,273,654.58		$21,273,654.58
	vi	Actual Overcollateralization Amount			$21,273,654.58		$21,273,654.58

	vii	Has the Stepdown Date Occurred?*			No		No

	General Trust Information
	i	Indenture Trustee		JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator		Sallie Mae, Inc.		iv Swap Counterparty		Citibank N.A
						v Swap Counterparty		Merrill Lynch
		Initial Pool Balance		$1,005,180,179.00

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or March 17, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2003-A Transactions from: 09/01/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,920,160.02
	ii	Purchases by Servicer (Delinquencies >180)	3,809,289.63
	iii	Other Servicer Reimbursements	188.83
	iv	Other Principal Reimbursements	54,576.97

	v	Total Principal Collections	$23,784,215.45

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(11,835,761.11)
	iii	Capitalized Insurance Fee	(418,654.59)
	iv	Other Adjustments	1,612.64

	v	Total Non-Cash Principal Activity	$(12,252,803.06)

C	Total Student Loan Principal Activity		$11,531,412.39

D	Student Loan Interest Activity
	i	Interest Payments Received	$9,171,731.84
	ii	Purchases by Servicer (Delinquencies >180)	189,351.13
	iii	Other Servicer Reimbursements	37.35
	iv	Other Interest Reimbursements	1,786.49
	v	Late Fees	108,732.09
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$9,471,638.90

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	11,835,761.11
	iii	Other Interest Adjustments	58.48

	iv	Total Non-Cash Interest Adjustments	$11,835,819.59

F	Total Student Loan Interest Activity		$21,307,458.49

III. 2003-A Collection Account Activity 09/01/2005 through: 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$19,701,764.77
	ii	Consolidation Principal Payments	218,395.25
	iii	Purchases by Servicer (Delinquencies >180)	3,809,289.63
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	188.83
	vi	Other Re-purchased Principal	54,576.97

	vii	Total Principal Collections	$23,784,215.45

B	Interest Collections
	i	Interest Payments Received	$9,164,664.83
	ii	Consolidation Interest Payments	7,067.01
	iii	Purchases by Servicer (Delinquencies >180)	189,351.13
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	37.35
	vi	Other Re-purchased Interest	1,786.49
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	108,732.09

	x	Total Interest Collections	$9,471,638.90

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$749,933.14

G	Borrower Incentive Reimbursements		$138,286.09

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt, Citibank N.A		$3,301,699.82
	Gross Swap Receipt, Merrill Lynch		$3,301,699.82

J	Other Deposits		$140,719.66

	TOTAL FUNDS RECEIVED		$40,888,192.87

	LESS FUNDS PREVIOUSLY REMITTED:
	i	Funds Allocated to the Future Distribution Account	$(9,867,674.65)
	ii	Funds Released from the Future Distribution Account	$7,407,875.47

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$38,428,393.69

J	Amount released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$38,428,393.69

L	Servicing Fees Due for Current Period		$486,633.64

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$506,633.64

IV. 2003-A Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	09/15/2005	$3,276,488.12
	ii		Total Allocations for Distribution Period	$6,591,186.53
	iii		Total Payments for Distribution Period	$(2,459,799.18)
	iv		Funds Released to the Collection Account *	$(7,407,875.47)

	v		Total Balance Prior to Current Month Allocations *	$0.00

	vi	Ending Balance	12/15/2005	$3,642,000.50

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		09/15/2005
	i		Primary Servicing Fees	$494,361.09
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	28,393.07
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,747,067.29
	v		Interest Accrued on the Class B & C Notes	0.00

	vi	Balance as of	09/15/2005	$3,276,488.12

	Monthly Allocation Date		10/15/2005
	i		Primary Servicing Fees	$490,704.01
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	25,731.21
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,730,918.94
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$3,254,020.83

	Monthly Allocation Date		11/15/2005
	i		Primary Servicing Fees	$486,633.64
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	26,618.50
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,817,246.89
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$3,337,165.70

C	Total Future Distribution Account Deposits Previously Allocated			$9,867,674.65

D	Current Month Allocations		12/15/2005
	i		Primary Servicing	$487,634.43
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	29,280.35
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	3,118,419.05
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Allocations on the Distribution Date	$3,642,000.50

V. 2003-A Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

		Payment	Security	Interest	No. of
	i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment	Broker/Dealer Fees	Auction Agent Fees

		09/29/2005	SLMPC 2003-A A-3	3.690000%	28	09/01/2005	09/29/2005	$219,842.00	$11,915.56	$506.41
		10/12/2005	SLMPC 2003-A A-4	3.750000%	28	09/14/2005	10/12/2005	$223,416.67	$11,915.56	$506.41
		10/27/2005	SLMPC 2003-A A-3	3.870000%	28	09/29/2005	10/27/2005	$230,566.00	$11,915.56	$506.41
		11/09/2005	SLMPC 2003-A A-4	3.920000%	28	10/12/2005	11/09/2005	$233,544.89	$11,915.56	$506.41
		11/25/2005	SLMPC 2003-A A-3	4.050000%	29	10/27/2005	11/25/2005	$249,907.50	$12,341.11	$524.50
		12/07/2005	SLMPC 2003-A A-4	4.070000%	28	11/09/2005	12/07/2005	$242,481.56	$11,915.56	$506.41

	ii	Auction Rate Note Interest Paid During Distribution Period			9/15/05-12/15/05			$1,399,758.62
	iii	Broker/Dealer Fees Paid During Distribution Period			9/15/05-12/15/05			$71,918.91
	iv	Auction Agent Fees Paid During Distribution Period			9/15/05-12/15/05			$3,056.55
	v	Primary Servicing Fees Remitted						$985,065.10

	vi	Total						$2,459,799.18
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Distribution Period							$2,459,799.18

C	Funds Released to Collection Account							$7,407,875.47

D	Auction Rate Student Loan Rates			Sep-05	Oct-05	Nov-05
				5.80692%	5.80672%	6.30372%

VI. 2003-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	08/31/2005	11/30/2005

		June 16, 2003 to March 17, 2008	15%	$150,777,026.84	$150,777,026.84
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$14,910,342.61	$18,719,632.24
	iii	Cumulative Interest Purchases by Servicer		632,427.95	821,779.08

	iv	Total Gross Defaults:		$15,542,770.56	$19,541,411.32

VII. 2003-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	6.725%	7.201%	8,195	7,684	7.751%	7.456%	$61,944,380.69	$58,687,784.99	7.309%	7.021%
Grace	6.601%	7.152%	7,832	2,800	7.407%	2.717%	$68,170,611.52	$26,795,487.60	8.044%	3.205%
Deferment	6.975%	7.461%	6,840	7,731	6.469%	7.502%	$59,099,329.88	$67,412,805.20	6.974%	8.064%

TOTAL INTERIM	6.759%	7.307%	22,867	18,215	21.627%	17.675%	$189,214,322.09	$152,896,077.79	22.327%	18.290%
REPAYMENT
Active
Current	6.722%	7.212%	73,720	75,263	69.723%	73.033%	$565,470,803.06	$585,673,447.00	66.724%	70.061%
31-60 Days Delinquent	7.406%	8.036%	1,285	1,035	1.215%	1.004%	$10,828,643.17	$8,367,552.40	1.278%	1.001%
61-90 Days Delinquent	7.797%	8.062%	838	502	0.793%	0.487%	$6,867,705.42	$4,285,609.78	0.810%	0.513%
91-120 Days Delinquent	7.995%	8.530%	497	221	0.470%	0.214%	$4,255,716.28	$1,886,644.31	0.502%	0.226%
121-150 Days Delinquent	7.765%	8.432%	331	135	0.313%	0.131%	$2,761,268.13	$1,137,162.94	0.326%	0.136%
151-180 Days Delinquent	8.078%	8.859%	139	113	0.131%	0.110%	$1,183,163.31	$993,350.48	0.140%	0.119%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
Forbearance	7.138%	7.621%	6,056	7,569	5.728%	7.345%	$66,894,524.26	$80,704,888.63	7.893%	9.654%

TOTAL REPAYMENT	6.802%	7.284%	82,866	84,838	78.373%	82.325%	$658,261,823.63	$683,048,655.54	77.673%	81.710%

GRAND TOTAL	6.792%	7.288%	105,733	103,053	100.000%	100.000%	$847,476,145.72	$835,944,733.33	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VIII. 2003-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	7.349%	72,415	$632,701,724.18	75.687%
- Law Loans	7.171%	23,842	140,288,612.62	16.782%
- Med Loans	6.752%	3,917	28,496,507.58	3.409%
- MBA Loans	7.037%	2,879	34,457,888.95	4.122%

- Total	7.288%	103,053	$835,944,733.33	100.000%

*	Percentages may not total 100% due to rounding

IX. 2003-A Interest Rate Swap and Cap Calculations

A	Swap Payments				Citibank N.A	Merrill Lynch
	i	Notional Swap Amount - Aggregate Prime Loans Outstanding			$337,510,842.34	$337,510,842.34

	Counterparty Pays:
	ii	3 Month Libor			3.87000%	3.87000%
	iii	Gross Swap Receipt Due Trust			$3,301,699.82	$3,301,699.82
	iv	Days in Period	09/15/2005	12/15/2005	91	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6100%			3.89000%	3.89000%
	vi	Gross Swap Payment Due Counterparty			$3,273,300.36	$3,273,300.36
	vii	Days in Period	09/15/2005	12/15/2005	91	91

B	Cap Payments
					Cap Calculation
	i	Notional Swap Amount			$620,000,000.00
	ii	Maturity Date	03/15/2006

	Counterparty Pays:
	iii	3 Month Libor			3.87000%
	iv	Cap Rate			7.00000%

	v	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	vi	Days in Period	09/15/2005	12/15/2005	91
	vii	Cap Payment due Trust			$0.00

X. 2003-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.010060556	(09/15/05-012/15/05)	3.98000%
B	Class A-2 Interest Rate	0.010894722	(09/15/05-012/15/05)	4.31000%
C	Class B Interest Rate	0.011678333	(09/15/05-012/15/05)	4.62000%
D	Class C Interest Rate	0.013826944	(09/15/05-012/15/05)	5.47000%

XI. 2003-A Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$847,476,145.72
	ii	Interest To Be Capitalized	26,135,440.19

	iii	Total Pool	$873,611,585.91
	iv	Cash Capitalization Account (CI)	58,502,550.00

	v	Asset Balance	$932,114,135.91

B	Total Note and Certificate Factor		0.862777700
C	Total Note Balance		$910,840,481.33

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.710308099	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$355,204,481.33	$320,000,000.00	$76,600,000.00	$76,600,000.00	$34,570,000.00	$47,866,000.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$828,404,481	$862,974,481	$910,840,481
Asset Balance	8/31/05	$932,114,136	$932,114,136	$932,114,136

Pool Balance	11/30/05	$855,582,922	$855,582,922	$855,582,922
Amounts on Deposit*	12/15/05	$82,817,844	82,414,124	81,752,283
Total		$938,400,764	$937,997,045	$937,335,205

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$103,709,654.58
Specified Class A Enhancement		$137,112,820.75	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$69,139,654.58
Specified Class B Enhancement		$92,551,154.00	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$21,273,654.58
Specified Class C Enhancement		$27,422,564.15	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XV Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	11/30/2005	$58,502,550.00
Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	$0.00

Cash Capitalization Account Balance (CI)*		$58,502,550.00

*as defined under “Asset Balance” on page S-76 of the prospectus supplement

XIV. 2003-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	09/15/2005	$828,404,481.33
	iii	Asset Balance	11/30/2005	$914,085,471.64

	iv	First Priority Principal Distribution Amount	12/15/2005	$0.00
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	09/15/2005	$862,974,481.33
	vii	Asset Balance	11/30/2005	$914,085,471.64
	viii	First Priority Principal Distribution Amount	12/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	12/15/2005	$0.00
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$910,840,481.33
	xii	Asset Balance	11/30/2005	$914,085,471.64
	xiii	First Priority Principal Distribution Amount	12/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	12/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	12/15/2005	$0.00
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	09/15/2005	$910,840,481.33

	ii	Asset Balance	11/30/2005	$914,085,471.64
	iii	Specified Overcollateralization Amount	12/15/2005	$21,273,654.58
	iv	First Priority Principal Distribution Amount	12/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	12/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	12/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$18,028,664.27

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$914,085,471.64
	iii	85% of Asset Balance	11/30/2005	$776,972,650.89
	iv	Specified Overcollateralization Amount	12/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$776,972,650.89
	vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$18,028,664.27
	vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$914,085,471.64
	iii	89.875% of Asset Balance	11/30/2005	$821,534,317.64
	iv	Specified Overcollateralization Amount	12/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$821,534,317.64
	vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$914,085,471.64
	iii	97% of Asset Balance	11/30/2005	$886,662,907.49
	iv	Specified Overcollateralization Amount	12/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$886,662,907.49
	vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

XV. 2003-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-K)		$38,428,393.69	$38,428,393.69

B	Primary Servicing Fees-Current Month plus any Unpaid		$486,633.64	$37,941,760.05

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$37,921,760.05

D	Auction Fees Due 12/15/2005		$0.00	$37,921,760.05
	Broker/Dealer Fees Due 12/15/2005		$0.00	$37,921,760.05

E	Gross Swap Payment due Citibank N.A		$3,273,300.36	$34,648,459.69
	Gross Swap Payment due Merrill Lynch		$3,273,300.36	$31,375,159.33

F	i	Class A-1 Noteholders’ Interest Distribution Amount due 12/15/2005	$3,573,554.42	$27,801,604.91
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$3,486,311.11	$24,315,293.80
	iii	Class A-3 Noteholders’ Interest Distribution Amount due 12/15/2005	$0.00	$24,315,293.80
	iv	Class A-4 Noteholders' Interest Distribution Amount due 12/15/2005	$0.00	$24,315,293.80
	v	Swap Termination Fees due 12/15/2005	$0.00	$24,315,293.80

G	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$24,315,293.80

H	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$403,719.98	$23,911,573.82

I	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$23,911,573.82

J	Class C Noteholders’ Interest Distribuition Amount		$661,840.52	$23,249,733.30

K	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$23,249,733.30

L	Increase to the Specified Reserve Account Balance		$0.00	$23,249,733.30

M	Regular Principal Distribution Amount — Principal Distribution Account		$18,028,664.27	$5,221,069.03

N	Carryover Servicing Fees		$0.00	$5,221,069.03

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3	$0.00	$5,221,069.03
	ii	Class A-4	$0.00	$5,221,069.03

P	Swap Termination Payments		$0.00	$5,221,069.03

Q	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$5,221,069.03

R	Remaining Funds to the Certificateholders		$5,221,069.03	$0.00

XVI. 2003-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$18,028,664.27	$18,028,664.27

B	i	Class A-1 Principal Distribution Amount Paid	$18,028,664.27	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$3,573,554.42	$3,486,311.11	$0.00	$0.00	$403,719.98	$661,840.52
	ii	Quarterly Interest Paid			3,573,554.42	3,486,311.11	0.00	0.00	403,719.98	661,840.52

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$18,028,664.27	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			18,028,664.27	0.00	0.00	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$21,602,218.69	$3,486,311.11	$0.00	$0.00	$403,719.98	$661,840.52

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CAE4	$355,204,481.33		$337,175,817.06
		A-1 Note Pool Factor		0.710308099	0.036052209	0.674255890

	ii	A-2 Note Balance	78443CAF1	$320,000,000.00		$320,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000	Next ARS
							Pay Date	Balances
	iii	A-3 Note Balance	78443CAJ3	$76,600,000.00		$76,600,000.00	12/22/05	$76,600,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.0000000

	iv	A-4 Note Balance	78443CAK0	$76,600,000.00		$76,600,000.00	01/04/06	$76,600,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.0000000

	v	B Note Balance	78443CAG9	$34,570,000.00		$34,570,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CAH7	$47,866,000.00		$47,866,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII. 2003-A Historical Pool Information

							2004	2003
			9/1/05-11/30/05	6/1/05-08/31/05	3/1/05-05/31/05	12/1/04-02/28/05	12/1/03-11/30/04	01/27/03-11/30/03

Beginning Student Loan Portfolio Balance			$847,476,145.72	$866,207,440.49	$884,601,548.03	$899,254,325.28	$939,963,063.42	$965,794,008.71

	Student Loan Principal Activity
	i	Principal Payments Received	$19,920,160.02	$21,952,790.54	$19,508,066.33	$19,420,042.36	$67,958,817.78	$50,204,704.40
	ii	Purchases by Servicer (Delinquencies >180)	3,809,289.63	4,471,253.11	2,406,879.59	2,086,297.17	5,339,776.25	606,136.49
	iii	Other Servicer Reimbursements	188.83	23.20	16.57	—	30,827.97	1,651.73
	iv	Seller Reimbursements	54,576.97	91,896.21	16,983.01	74,277.47	180,751.66	209,749.01

	v	Total Principal Collections	$23,784,215.45	$26,515,963.06	$21,931,945.50	$21,580,617.00	$73,510,173.66	$51,022,241.63
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—		$—
	ii	Capitalized Interest	(11,835,761.11)	(7,559,494.38)	(3,495,328.81)	(6,465,234.14)	(30,639,353.92)	(22,593,050.61)
	iii	Capitalized Insurance Fee	($418,654.59)	($225,209.33)	($44,259.35)	($463,420.98)	($2,096,672.92)	($2,481,312.99)
	iv	Other Adjustments	1,612.64	35.42	1,750.20	815.37	(65,408.68)	(116,932.74)

	v	Total Non-Cash Principal Activity	$(12,252,803.06)	$(7,784,668.29)	$(3,537,837.96)	$(6,927,839.75)	$(32,801,435.52)	$(25,191,296.34)

(-)	Total Student Loan Principal Activity		$11,531,412.39	$18,731,294.77	$18,394,107.54	$14,652,777.25	$40,708,738.14	$25,830,945.29

	Student Loan Interest Activity
	i	Interest Payments Received	$9,171,731.84	$8,976,458.44	$8,306,909.81	$7,350,831.66	$23,478,588.39	$17,932,055.12
	ii	Repurchases by Servicer (Delinquencies >180)	189,351.13	216,541.77	106,760.50	86,371.07	202,517.38	20,237.23
	iii	Other Servicer Reimbursements	37.35	4.69	0.15	22.89	2,362.29	(78.07)
	iv	Seller Reimbursements	1,786.49	2,135.03	329.66	1,279.59	9,331.57	9,717.75
	v	Late Fees	108,732.09	126,965.93	133,224.11	112,206.09	294,461.62	162,872.71
	vi	Collection Fees	—	—	—	—	—	—

	viii	Total Interest Collections	9,471,638.90	9,322,105.86	8,547,224.23	7,550,711.30	$23,987,261.25	$18,124,804.74

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—		$—
								$—
	ii	Capitalized Interest	11,835,761.11	7,559,494.38	3,495,328.81	6,465,234.14	30,639,353.92	22,593,050.61
	iii	Other Interest Adjustments	58.48	(418.30)	152.54	2,547.26	58,977.81	59,036.78

	iv	Total Non-Cash Interest Adjustments	$11,835,819.59	$7,559,076.08	$3,495,481.35	$6,467,781.40	$30,698,331.73	$22,652,087.39

	v	Total Student Loan Interest Activity	$21,307,458.49	$16,881,181.94	$12,042,705.58	$14,018,492.70	$54,685,592.98	$40,776,892.13

(=)	Ending Student Loan Portfolio Balance		$835,944,733.33	$847,476,145.72	$866,207,440.49	$884,601,548.03	$899,254,325.28	$939,963,063.42
(+)	Interest to be Capitalized		$19,638,188.31	$26,135,440.19	$28,904,312.07	$27,489,596.19	$29,170,521.14	$39,829,607.08

(=)	TOTAL POOL		$855,582,921.64	$873,611,585.91	$895,111,752.56	$912,091,144.22	$928,424,846.42	$979,792,670.50

(+)	Cash Capitalization Account Balance (CI)		$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00

(=)	Asset Balance		$914,085,471.64	$932,114,135.91	$953,614,302.56	$970,593,694.22	$986,927,396.42	$1,038,295,220.50

XIX. 2003-A Payment History and CPRs

					Since Issued
Distribution Date	Actual Pool Balances	Since Issued CPR*	Distribution Date	Actual Pool Balances	CPR*

Jun-03	$996,815,225	2.20%	Mar-05	$912,091,144	2.72%

Sep-03	$988,543,821	2.41%	Jun-05	$895,111,753	2.73%

Dec-03	$979,792,671	2.63%	Sep-05	$873,611,586	2.92%

Mar-04	$968,143,017	2.63%	Dec-05	$855,582,922	2.95%

Jun-04	$955,860,331	2.62%

Sep-04	$942,086,001	2.68%

Dec-04	$928,424,846	2.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.